UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 27, 2013

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On October 1, 2013, Synergetics USA, Inc. (the “Company”) issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended July 31, 2013. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

The information under this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

On September 27, 2013, management of the Company, pursuant to authority granted by the Company’s Board of Directors, implemented a restructuring plan to close the Company’s King of Prussia, Pennsylvania facility and consolidate its manufacturing operations into the Company’s existing facility in O’Fallon, Missouri. The Company is implementing the restructuring action to improve efficiency of operations and reduce operating expenses. The Company expects to incur pre-tax charges of approximately $900,000 over the next 14 months, the majority of which are expected to be incurred during fiscal 2014. Substantially all of the restructuring charges will result in cash expenditures, the majority of which will relate to severance costs. The Company expects the restructuring actions to be substantially complete by the end of calendar 2014.

On October 1, 2013, the Company issued a press release announcing the closure of its King of Prussia, Pennsylvania facility, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of Synergetics USA, Inc. dated October 1, 2013, announcing financial results for the fourth fiscal quarter and fiscal year ended July 31, 2013.

99.2	Press release of Synergetics USA, Inc. dated October 1, 2013, announcing closure of King of Prussia, Pennsylvania facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2013

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer